Exhibit 99.1

Dynatrace Reports Third Quarter of Fiscal Year 2023 Financial Results
Delivers Adjusted ARR growth of 29% year-over-year

WALTHAM, Mass, February 1, 2023 (Business Wire) - Software intelligence company Dynatrace (NYSE: DT) today released financial results for the third quarter of its fiscal 2023 ended December 31, 2022.
“Dynatrace delivered another strong quarter, beating expectations across the board and demonstrating the durability of our business model that supports a balance of growth and profitability,” said Rick McConnell, Chief Executive Officer. “The secular tailwinds of digital transformation and particularly cloud modernization are driving an explosion in data, making observability increasingly mandatory across all industries as companies look to realize greater value from their IT spend. We remain focused on driving innovation to meet customers' evolving needs, managing the business prudently, and investing thoughtfully in strategic priorities.”

Third Quarter Fiscal 2023 and Other Recent Business Highlights:
All growth rates are compared to the third quarter of fiscal 2022, unless otherwise noted.

Financial Highlights:
•Total ARR of $1,163 million, Adjusted ARR growth of 29% year-over-year
•Total Revenue of $297 million, up 29% on a constant currency basis
•Subscription Revenue of $279 million, up 29% on a constant currency basis
•Operating Income of $34 million and Non-GAAP Operating Income of $81 million
•EPS of $0.05 and Non-GAAP EPS of $0.25, both on a dilutive basis

Business Highlights:
•Analyst and Customer recognition: Dynatrace was named a Leader in The Forrester Wave™: Artificial Intelligence for IT Operations (AIOps), Q4 2022 report with the top scores in both the Current Offering and Strategy categories. In addition, Dynatrace is a Leader in the Gartner® 2022 Magic Quadrant™ for Application Performance Monitoring and Observability1. In the last quarter, we were also named a Customers’ Choice in the 2022 Gartner Peer Insights™ ‘Voice of the Customer’: Application Performance Monitoring and Observability2. We are the only provider with Industry and Customer recognition in this market.

•Expanded partnerships: Dynatrace is working closely with ten strategic Global System Integrators (GSIs) to help customers digitally transform their businesses and reduce cloud complexity. We continue to see a robust technical readiness investment from our key strategic GSIs resulting in over 500 individuals trained or certified on the Dynatrace platform. We are beginning to see early traction with these partnerships, including a recent seven-figure deal in Latin America. And as more workloads move to the cloud, we continue to gain leverage from the frictionless go-to-market motion of our hyperscaler relationships. On a trailing-twelve-month basis, business transacted through these partners, including AWS, Google Cloud, and Microsoft, is more than 1.6x compared to the same period last year.

•Ongoing platform expansion: We expanded the Dynatrace Grail data lakehouse to power business analytics. This builds on existing support for log analytics and management and is designed to drive accurate, reliable, and cost-effective automation and analytics covering a wide range of business use cases, including order fulfillment, customer service activation, and the impact on revenue from new digital services.

Third Quarter 2023 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,
	2022	2021
Key Operating Metric:
Annualized recurring revenue	$1,162,591	$929,906
Year-over-Year Increase	25%
Year-over-Year Increase - constant currency	28%
Adjusted ARR Growth	29%

Revenue:
Total revenue	$297,456	$240,766
Year-over-Year Increase	24%
Year-over-Year Increase - constant currency (*)	29%

Subscription revenue	$279,152	$226,290
Year-over-Year Increase	23%
Year-over-Year Increase - constant currency (*)	29%

GAAP Financial Measures:
GAAP operating income	$33,887	$21,215
GAAP operating margin	11%	9%

GAAP net income	$15,026	$14,587

GAAP net income per share - diluted	$0.05	$0.05

GAAP share outstanding - diluted	291,228	291,845

Net cash provided by operating activities	$61,962	$60,844

Non-GAAP Financial Measures:
Non-GAAP operating income (*)	$80,653	$61,102
Non-GAAP operating margin (*)	27%	25%

Non-GAAP net income (*)	$73,469	$52,020

Non-GAAP net income per share - diluted	$0.25	$0.18

Non-GAAP shares outstanding - diluted	291,228	291,845

Free Cash Flow (*)	$57,574	$56,688
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Since March 31, 2022, Dynatrace has seen an incremental strengthening of the U.S. dollar resulting in a foreign exchange ("FX") headwind in fiscal 2023. Total FY23 FX impact on a constant currency basis is expected to be approximately $30 million on ARR, down from prior quarter expectations of approximately $60 million. Total FY23 FX impact is expected to be approximately $45 million on Revenue, down from prior quarter expectations of approximately $60 million.

Growth rates for Adjusted ARR, Total revenue, and Subscription revenue are presented in constant currency in the table below to provide better visibility into the underlying growth of the business.

Based on information available, as of February 1, 2023, Dynatrace is issuing guidance for the fourth quarter and updating guidance for full year fiscal 2023 as follows:

(In millions, except per share data)	Q4 Fiscal 2023 Guidance
Total revenue	$304 - $307
As reported	20% - 22%
Constant currency	24% - 25%
Subscription revenue	$285 - $287
As reported	21% - 22%
Constant currency	24% - 25%
Non-GAAP operating income	$71.5 - $73.5
Non-GAAP operating margin	24%
Non-GAAP net income	$65 - $67
Non-GAAP net income per diluted share	$0.22 - $0.23
Diluted weighted average shares outstanding	293 - 294

(In millions, except per share data)	Current Guidance Fiscal 2023	Prior Guidance Fiscal 2023	Guidance Change at Midpoint*
Total ARR	$1,216 - $1,221	$1,164 - $1,172	$51
As reported	22% - 23%	17% - 18%	500 bps
Constant currency	25%	23% - 24%	200 bps
Adjusted ARR growth	26%	24%	200 bps
Total revenue	$1,148 - $1,151	$1,119 - $1,126	$27
As reported	24%	20% - 21%	300 bps
Constant currency	28% - 28.5%	27%	150 bps
Subscription revenue	$1,075 - $1,077	$1,047 - $1,052	$27
As reported	24%	20% - 21%	300 bps
Constant currency	28% - 28.5%	27%	150 bps
Non-GAAP operating income	$285 - $287	$273 - $279	$10
Non-GAAP operating margin	25%	24.5%	50 bps
Non-GAAP net income	$255 - $257	$237.5 - $242.5	$16
Non-GAAP net income per diluted share	$0.87 - $0.88	$0.81 - $0.83	$0.06
Diluted weighted average shares outstanding	292 - 293	292 - 293	0
Free cash flow	$315 - $321	$308 - $321	$4
Free cash flow margin	27.5% - 28%	27.5%- 28.5%	-25 bps
*Changes in our guidance for ARR and Revenue metrics are rounded to the nearest 50 bps

Our guidance is based on foreign exchange rates as of the end of December.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook for investors and analysts at 8:00 a.m. Eastern Time today, February 1, 2023. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with conference ID# 13735452. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on February 15, 2023, by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering conference ID# 13735452. In addition, an archived webcast will be available at ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website, its Twitter account and LinkedIn page as means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Adjusted ARR is defined as ARR excluding the impact of foreign exchange rate fluctuations that occurred over the trailing twelve month period. This calculation also excludes the headwind associated with the Dynatrace® perpetual license ARR that rolled off in the trailing twelve month period.
Adjusted ARR Growth is defined as year-over-year growth in Adjusted ARR divided by ARR as reported.
Dynatrace® Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform. Effective the first quarter of fiscal year 2023, we began to exclude the headwind associated with the Dynatrace perpetual license ARR given diminishing impact of perpetual license ARR. We believe that eliminating the perpetual license headwind will result in a Net Expansion Rate metric that better reflects Dynatrace’s ability to expand existing customer relationships. We present Dynatrace® net expansion rate on a constant currency basis to provide a framework for assessing how our business performed excluding the effects of foreign currency rate fluctuations.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures.

About Dynatrace
Dynatrace exists to make the world's software work perfectly. Our unified software intelligence platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That is why the world's largest organizations trust Dynatrace® to accelerate digital transformation.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the fourth fiscal quarter and full year 2023, and statements regarding future customer requirements, product innovation, the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect on our business of general economic and financial market conditions, a potential downturn in or instability of general economic conditions including currency fluctuations, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring, infrastructure monitoring, AIOps, business intelligence and analytics and application security, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies, our ability to successfully recruit and retain highly-qualified personnel, the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on May 26, 2022 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

___________________________

1 Gartner, Magic Quadrant for Application Performance Monitoring and Observability, June 2022.
2 Gartner, Peer Insights ‘Voice of the Customer’: Application Performance Monitoring and Observability, 30 November 2022.

Gartner, Magic Quadrant and Peer Insights are trademarks of Gartner, Inc. and/or its affiliates and is used herein with permission. All rights reserved. Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Subscription	$279,152	$226,290	$790,016	$635,411
License	—	2	—	52
Service	18,304	14,474	54,039	41,397
Total revenue	297,456	240,766	844,055	676,860
Cost of revenue:
Cost of subscription	36,891	28,284	105,393	80,401
Cost of service	15,044	12,232	46,264	32,921
Amortization of acquired technology	3,889	3,944	11,669	11,638
Total cost of revenue	55,824	44,460	163,326	124,960
Gross profit	241,632	196,306	680,729	551,900

Operating expenses:
Research and development	53,411	40,876	153,800	113,509
Sales and marketing	111,524	94,033	321,208	260,816
General and administrative	36,242	32,643	112,637	91,254
Amortization of other intangibles	6,573	7,539	19,719	22,618
Restructuring and other	(5)	—	(15)	25
Total operating expenses	207,745	175,091	607,349	488,222
Income from operations	33,887	21,215	73,380	63,678
Interest expense, net	(4,787)	(2,450)	(7,475)	(7,958)
Other income (expense), net	1,617	(1,357)	(1,847)	(1,345)
Income before income taxes	30,717	17,408	64,058	54,375
Income tax expense	(15,691)	(2,821)	(36,392)	(2,853)
Net income	$15,026	$14,587	$27,666	$51,522
Net income per share:
Basic	$0.05	$0.05	$0.10	$0.18
Diluted	$0.05	$0.05	$0.10	$0.18
Weighted average shares outstanding:
Basic	287,957	284,722	287,120	283,773
Diluted	291,228	291,845	290,803	290,895
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$4,285	$3,405	$13,410	$9,542
Research and development	11,057	5,908	29,339	15,331
Sales and marketing	13,385	9,267	37,399	26,487
General and administrative	6,777	8,543	24,705	20,590
Total share-based compensation	$35,504	$27,123	$104,853	$71,950

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2022	March 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$422,451	$462,967
Accounts receivable, net	304,411	350,666
Deferred commissions, current	71,001	62,601
Prepaid expenses and other current assets	33,034	72,188
Total current assets	830,897	948,422
Property and equipment, net	50,528	45,271
Operating lease right-of-use assets, net	68,730	58,849
Goodwill	1,281,507	1,281,876
Other intangible assets, net	74,073	105,736
Deferred tax assets, net	23,726	28,106
Deferred commissions, non-current	69,150	63,435
Other assets	15,268	9,615
Total assets	$2,413,879	$2,541,310

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$14,687	$22,715
Accrued expenses, current	154,081	141,556
Deferred revenue, current	647,259	688,554
Operating lease liabilities, current	14,990	12,774
Total current liabilities	831,017	865,599
Deferred revenue, non-current	25,778	25,783
Accrued expenses, non-current	30,449	19,409
Operating lease liabilities, non-current	59,589	52,070
Deferred tax liabilities	23	85
Long-term debt, net	—	273,918
Total liabilities	946,856	1,236,864

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 288,961,064 and 286,053,276 shares issued and outstanding at December 31, 2022 and March 31, 2022, respectively	289	286
Additional paid-in capital	1,929,940	1,792,197
Accumulated deficit	(433,682)	(461,348)
Accumulated other comprehensive loss	(29,524)	(26,689)
Total shareholders' equity	1,467,023	1,304,446
Total liabilities and shareholders' equity	$2,413,879	$2,541,310

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Nine Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$27,666	$51,522
Adjustments to reconcile net income to cash provided by operations:
Depreciation	9,012	7,788
Amortization	31,566	34,682
Share-based compensation	104,853	71,950
Loss on extinguishment of debt	5,925	—
Other	5,171	2,906
Net change in operating assets and liabilities:
Accounts receivable	40,314	(22,362)
Deferred commissions	(17,198)	(19,581)
Prepaid expenses and other assets	29,616	(17,508)
Accounts payable and accrued expenses	19,365	10,987
Operating leases, net	(36)	683
Deferred revenue	(21,796)	41,545
Net cash provided by operating activities	234,458	162,612

Cash flows from investing activities:
Purchase of property and equipment	(15,625)	(11,768)
Acquisition of businesses, net of cash acquired	—	(13,195)
Net cash used in investing activities	(15,625)	(24,963)

Cash flows from financing activities:
Repayment of term loans	(281,125)	(90,000)
Debt issuance costs	(1,949)	—
Proceeds from employee stock purchase plan	17,806	13,913
Proceeds from exercise of stock options	15,102	23,650
Equity repurchases	(15)	(51)
Net cash used in financing activities	(250,181)	(52,488)

Effect of exchange rates on cash and cash equivalents	(9,168)	(1,400)

Net (decrease) increase in cash and cash equivalents	(40,516)	83,761

Cash and cash equivalents, beginning of period	462,967	324,962
Cash and cash equivalents, end of period	$422,451	$408,723

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended December 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$55,824	$(4,285)	$(114)	$(3,889)	$—	$47,536
Gross profit	241,632	4,285	114	3,889	—	249,920
Gross margin	81%					84%
Research and development	53,411	(11,057)	(329)	—	—	42,025
Sales and marketing	111,524	(13,385)	(297)	—	—	97,842
General and administrative	36,242	(6,777)	(68)	—	3	29,400
Amortization of other intangibles	6,573	—	—	(6,573)	—	—
Restructuring and other	(5)	—	—	—	5	—
Operating income	$33,887	$35,504	$808	$10,462	$(8)	$80,653
Operating margin	11%					27%

	Three Months Ended December 31, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$44,460	$(3,405)	$(149)	$(3,944)	$—	$36,962
Gross profit	196,306	3,405	149	3,944	—	203,804
Gross margin	82%					85%
Research and development	40,876	(5,908)	(493)	—	—	34,475
Sales and marketing	94,033	(9,267)	(511)	—	—	84,255
General and administrative	32,643	(8,543)	(124)	—	(4)	23,972
Amortization of other intangibles	7,539	—	—	(7,539)	—	—
Restructuring and other	—	—	—	—	—	—
Operating income	$21,215	$27,123	$1,277	$11,483	$4	$61,102
Operating margin	9%					25%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended December 31,
	2022	2021
Non-GAAP net income:
Net income	$15,026	$14,587
Income tax expense	15,691	2,821
Non-GAAP effective cash tax	(9,080)	(7,093)
Interest expense, net	4,787	2,450
Cash received from (paid for) interest, net	1,896	(1,989)
Share-based compensation	35,504	27,123
Employer payroll taxes on employee stock transactions	808	1,277
Amortization of other intangibles	6,573	7,539
Amortization of acquired technology	3,889	3,944
Transaction, restructuring, and other	(8)	4
(Gain) loss on currency translation	(1,617)	1,357
Non-GAAP net income	$73,469	$52,020

Share count:
Weighted-average shares outstanding - basic	287,957	284,722
Weighted-average shares outstanding - diluted	291,228	291,845

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	287,957	284,722
Weighted-average shares outstanding - diluted	291,228	291,845

Net income per share:
Net income per share - basic	$0.05	$0.05
Net income per share - diluted	$0.05	$0.05
Non-GAAP net income per share - basic	$0.26	$0.18
Non-GAAP net income per share - diluted	$0.25	$0.18

	Three Months Ended December 31,
	2022	2021
Free Cash Flow ("FCF"):
Net cash provided by operating activities	$61,962	$60,844
Purchase of property and equipment	(4,388)	(4,156)
FCF	$57,574	$56,688

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Nine Months Ended December 31, 2022
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$163,326	$(13,410)	$(526)	$(11,669)	$(380)	$137,341
Gross profit	680,729	13,410	526	11,669	380	706,714
Gross margin	81%					84%
Research and development	153,800	(29,339)	(1,259)	—	—	123,202
Sales and marketing	321,208	(37,399)	(1,195)	—	—	282,614
General and administrative	112,637	(24,705)	(510)	—	(380)	87,042
Amortization of other intangibles	19,719	—	—	(19,719)	—	—
Restructuring and other	(15)	—	—	—	15	—
Operating income	$73,380	$104,853	$3,490	$31,388	$745	$213,856
Operating margin	9%					25%

	Nine Months Ended December 31, 2021
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$124,960	$(9,542)	$(916)	$(11,638)	$—	$102,864
Gross profit	551,900	9,542	916	11,638	—	573,996
Gross margin	82%					85%
Research and development	113,509	(15,331)	(1,620)	—	—	96,558
Sales and marketing	260,816	(26,487)	(1,881)	—	—	232,448
General and administrative	91,254	(20,590)	(578)	—	(1,206)	68,880
Amortization of other intangibles	22,618	—	—	(22,618)	—	—
Restructuring and other	25	—	—	—	(25)	—
Operating income	$63,678	$71,950	$4,995	$34,256	$1,231	$176,110
Operating margin	9%					26%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Nine Months Ended December 31,
	2022	2021
Non-GAAP net income:
Net income	$27,666	$51,522
Income tax expense	36,392	2,853
Non-GAAP effective cash tax	(23,454)	(20,346)
Interest expense, net	7,475	7,958
Cash paid for interest, net	(637)	(6,549)
Share-based compensation	104,853	71,950
Employer payroll taxes on employee stock transactions	3,490	4,995
Amortization of other intangibles	19,719	22,618
Amortization of acquired technology	11,669	11,638
Transaction, restructuring, and other	745	1,231
Loss on currency translation	1,847	1,345
Non-GAAP net income	$189,765	$149,215

Share count:
Weighted-average shares outstanding - basic	287,120	283,773
Weighted-average shares outstanding - diluted	290,803	290,895

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	287,120	283,773
Weighted-average shares outstanding - diluted	290,803	290,895

Net income per share:
Net income per share - basic	$0.10	$0.18
Net income per share - diluted	$0.10	$0.18
Non-GAAP net income per share - basic	$0.66	$0.53
Non-GAAP net income per share - diluted	$0.65	$0.51

	Nine Months Ended December 31,
	2022	2021
Free Cash Flow ("FCF"):
Net cash provided by operating activities	$234,458	$162,612
Purchase of property and equipment	(15,625)	(11,768)
FCF	$218,833	$150,844

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com